UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2008

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	1-7845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment to the Company’s 2005 Executive Stock Unit Program. On May 8, 2008, the Compensation Committee of the Board of Directors amended the Company’s 2005 Executive Stock Unit Program (“ESU Program”). The ESU Program allows employees to contribute a percentage of their compensation to purchase stock units at a 15% discount from the market value of Company common stock on the purchase date. Stock units are converted to shares of common stock on a one-to-one basis and paid out upon termination of employment. The Company matches 50% of the employee’s contribution and makes an additional match based upon the Company’s return on net assets (“RONA”), as calculated under the Company’s Key Management Incentive Plan. On March 26, 2008 the Compensation Committee approved an Award Formula (including a revised RONA calculation) for 2008 incentive awards to participants in the Company’s Key Officers Incentive Plan (which calculation also applies to the Key Management Incentive Plan). Reference is made to the Award Formula filed March 31, 2008 as Exhibit 10.2 to the Company’s Form 8-K.

The Committee amended Section 4.6 of the ESU Program to recalibrate the additional matching contributions to reflect the revised RONA calculation. The amendment provides that the Company will match 5% of the employee’s contribution if the Company achieves a 10% RONA, and the match will increase ratably to a maximum of 50% of the employee’s contribution if the Company achieves a 16% RONA.

The description of the above amendment is qualified in its entirety by Amendment No. 1 to the Company’s 2005 Executive Stock Unit Program, as amended, effective December 31, 2007 which is attached hereto and incorporated herein by reference as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to the Company’s 2005 Executive Stock Unit Program, as amended, effective December 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: May 8, 2008	By:	/s/ Ernest C. Jett
Ernest C. Jett Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to the Company’s 2005 Executive Stock Unit Program, as amended, effective December 31, 2007